UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2006

Cardinal Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-11373	31-0958666
(Commission File Number)	(IRS Employer Identification Number)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of Principal Executive Offices, Including Zip Code)

(614) 757-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

As previously announced, Cardinal Health, Inc. (the “Company”) is hosting a management update for invited analysts and investment professionals on September 20, 2006 in New York. An audio webcast of the formal presentations will begin at 8:30 a.m. EDT at the Investors page of http://www.cardinalhealth.com. Interested parties can also listen by calling 617-597-5347, passcode 87896045. Presentation slides and an audio replay will be archived on the website after the conclusion of the meeting. The audio replay will also be available until 11:30 p.m. EDT on September 27 by dialing 617-801-6888, passcode 69804229. A transcript will also be available at http://www.cardinalhealth.com. The Company is furnishing the slide presentation by its Chief Financial Officer, Jeffrey W. Henderson, for the conference as Exhibit 99.01 to this report. The Company will be reaffirming guidance as set forth in the slides.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.01	Information disclosed by the Company on September 20, 2006, and furnished under this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: September 20, 2006	By:	/s/ Eric R. Slusser
		Name:	Eric R. Slusser
		Title:	Executive Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

99.01	Information disclosed by the Company on September 20, 2006, and furnished under this report.